Execution Copy











            __________________________________________________________




                           AGREEMENT AND PLAN OF MERGER


                                     Between


                              KCLC ACQUISITION CORP.

                                       and

                        KINDERCARE LEARNING CENTERS, INC.



                           Dated as of October 3, 1996





            __________________________________________________________







                                TABLE OF CONTENTS

                                                                      Page


                                     ARTICLE 1.
                                   THE MERGER.........................   2
         SECTION 1.1   The Merger.....................................   2
         SECTION 1.2   Closing........................................   2
         SECTION 1.3   Effective Time.................................   2
         SECTION 1.4   Effects of the Merger..........................   2
         SECTION 1.5   Certificate of Incorporation; By-Laws..........   2
         SECTION 1.6   Directors and Officers.........................   3


                                     ARTICLE 2.
                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS..................   3
         SECTION 2.1   Effect on Capital Stock........................   3
         SECTION 2.2   Dissenting Shares and Section 262 Shares.......   4
         SECTION 2.3   Company Common Stock Elections.................   5
         SECTION 2.4   Proration......................................   6
         SECTION 2.5   Treatment of Options and Other
                        Employee Equity Rights........................   7
         SECTION 2.6   Treatment of Warrants..........................   8
         SECTION 2.7   Surrender of Shares and Warrants;
                        Transfer Books................................   8
         SECTION 2.8   The Debt Offer.................................  12


                                     ARTICLE 3.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY........  13
         SECTION 3.1   Organization and Qualification;
                        Subsidiaries..................................  14
         SECTION 3.2   Certificate of Incorporation and By-Laws.......  14
         SECTION 3.3   Capitalization.................................  14
         SECTION 3.4   Authority Relative to This Agreement...........  16
         SECTION 3.5   No Conflict; Required Filings and Consents.....  17
         SECTION 3.6   Compliance.....................................  18
         SECTION 3.7   SEC Filings; Financial Statements..............  18
         SECTION 3.8   Absence of Certain Changes or Events...........  19
         SECTION 3.9   Absence of Litigation..........................  19
         SECTION 3.10  Properties.....................................  20
         SECTION 3.11  Employee Benefit Plans.........................  21
         SECTION 3.12  Tax Matters....................................  23
         SECTION 3.13  Environmental Laws.............................  24
         SECTION 3.14  Offer Documents; Proxy Statement...............  26
         SECTION 3.15  Brokers........................................  27
         SECTION 3.16  Opinion of Financial Advisor...................  27
         SECTION 3.17  Labor Matters..................................  27
         SECTION 3.18  Board Recommendation...........................  27
         SECTION 3.19  Tradenames.....................................  27











                                     ARTICLE 4.
                          REPRESENTATIONS AND WARRANTIES
                                    OF NEWCO...........................  28
         SECTION 4.1   Corporate Organization.........................  28
         SECTION 4.2   Authority Relative to This Agreement...........  29
         SECTION 4.3   No Conflict; Required Filings and Consents.....  29
         SECTION 4.4   Offer Documents; Proxy Statement...............  30
         SECTION 4.5   Brokers........................................  30
         SECTION 4.6   Financing......................................  30


                                     ARTICLE 5.
                     CONDUCT OF BUSINESS PENDING THE MERGER............  30
         SECTION 5.1   Conduct of Business of the Company Pending
                        the Merger....................................  30


                                     ARTICLE 6.
                             ADDITIONAL AGREEMENTS....................  33
         SECTION 6.1   Stockholders Meeting...........................  33
         SECTION 6.2   Proxy Statement................................  33
         SECTION 6.3   Access to Information; Confidentiality.........  34
         SECTION 6.4   Third Parties..................................  35
         SECTION 6.5   Employee Benefits Matters......................  35
         SECTION 6.6   Directors' and Officers' Indemnification
                        and Insurance.................................  35
         SECTION 6.7   Notification of Certain Matters................  36
         SECTION 6.8   Further Action; Best Efforts...................  37
         SECTION 6.9   Public Announcements...........................  39
         SECTION 6.10  Disposition of Litigation......................  39
         SECTION 6.11  Affiliates.....................................  39
         SECTION 6.12  Resignation of Directors.......................  39
         SECTION 6.13  Stop Transfer Order............................  39


                                     ARTICLE 7.
                              CONDITIONS OF MERGER.....................  40
         SECTION 7.1   Conditions to Obligation of Each Party to
                        Effect the Merger.............................  40
         SECTION 7.2   Conditions to Obligation of Newco..............  40
         SECTION 7.3   Conditions to Obligation of the Company........  42


                                     ARTICLE 8.
                       TERMINATION, AMENDMENT AND WAIVER..............  42
         SECTION 8.1   Termination....................................  42
         SECTION 8.2   Effect of Termination..........................  43
         SECTION 8.3   Fees and Expenses..............................  44
         SECTION 8.4   Amendment......................................  44
         SECTION 8.5   Waiver.........................................  44


                                     ARTICLE 9.









                               GENERAL PROVISIONS......................  44
         SECTION 9.1   Non-Survival of Representations, Warranties
                        and Agreements................................  44
         SECTION 9.2   Notices........................................  45
         SECTION 9.3   Certain Definitions............................  46
         SECTION 9.4   Severability...................................  47
         SECTION 9.5   Entire Agreement; Assignment...................  47
         SECTION 9.6   Parties in Interest............................  48
         SECTION 9.7   Governing Law..................................  48
         SECTION 9.8   Headings.......................................  48
         SECTION 9.9   Counterparts...................................  48


         Annex A - Affiliate Letter
         Exhibit A - Certificate of Incorporation
                       of the Company after the Merger











































                           AGREEMENT AND PLAN OF MERGER


                   AGREEMENT AND PLAN OF MERGER, dated as of October 3, 1996 (the "Agreement"), between KCLC Acquisition Corp., a Dela-ware corporation ("Newco"), and KinderCare Learning Centers, Inc., a Delaware corporation (the "Company").

                   WHEREAS, the respective Boards of Directors of the Company and Newco have determined that the merger of Newco with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which each share of common stock, par value $.01 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) will be converted into either (A) the right to retain at the election of the holder thereof and subject to the terms hereof, common stock, par value $.01 per share, of the Company or (B) the right to receive cash, other than (a) shares of Company Common Stock owned, directly or indirectly, by the Company or any sub-sidiary (as defined in Section 9.3) of the Company or by Newco or any subsidiary of Newco and (b) Dissenting Shares (as de-fined in Section 2.2);

                   WHEREAS, the Merger and this Agreement require the vote of a majority of the shares of the Company Common Stock for the approval thereof (the "Company Stockholder Approval");

                   WHEREAS, Newco is a newly formed corporation orga-nized at the direction of Kohlberg Kravis Roberts & Co. L.P.;

                   WHEREAS, as a condition to Newco's willingness to enter into this Agreement and consummate the transactions con-templated hereby, Newco has required that the Stockholder and the Funds (each as defined in the Voting Agreement (as defined herein)) agree, among other things, to vote shares of Company Common Stock beneficially owned by them in accordance with the Voting Agreement (including without limitation shares of Com-pany Common Stock issued upon conversion of warrants of the Company beneficially owned by the Stockholder) and comply with the other provisions of such Voting Agreement; and in order to induce Newco to enter into this Agreement, the Stockholder and the Funds have executed and delivered the Voting Agreement, dated as of the date hereof, between Newco, on the one hand, and the Stockholder and the Funds, on the other hand (the "Vot-ing Agreement");

                   WHEREAS, Newco and the Company desire to make certain representations, warranties, covenants and agreements in con-nection with the Merger and also to prescribe various condi-tions to the Merger; and

                   WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes.

                   NOW, THEREFORE, in consideration of the represen-tations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE 1.

                                    THE MERGER

                   SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time (as defined in Section 1.3), Newco shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Newco shall cease and the Company shall survive the Merger.

                   SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1 and subject to the satisfaction or waiver of the conditions set forth in
         Article 7, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second business day after satisfac-tion or waiver of the conditions set forth in Article 7 (the "Closing Date"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

                   SECTION 1.3 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in
         Article 7, the parties hereto shall cause the Merger to be con-summated by filing this Agreement or a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

                   SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Newco shall vest in the Company following the Merger, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Company following the Merger.

                   SECTION 1.5  Certificate of Incorporation; By-Laws.
         (a)  At the Effective Time and without any further action on the part of the Company and Newco, the certificate of incorporation
                                                                       3






         of the Company, as in effect immediately prior to the Effective Time, shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and, as so amended, until thereafter further amended as provided therein and under the DGCL, it shall be the certificate of incorporation of the Company following the Merger.

                   (b) At the Effective Time and without any further action on the part of the Company and Newco, the by-laws of Newco shall be the by-laws of the Company following the Merger and thereafter may be amended or repealed in accordance with their terms or the certificate of incorporation of the Company following the Merger and as provided under the DGCL.

                   SECTION 1.6 Directors and Officers. Subject to Sec-tion 6.12, the directors of Newco immediately prior to the Ef-fective Time shall be the initial directors of the Company fol-lowing the Merger, each to hold office in accordance with the certificate of incorporation and by-laws of the Company follow-ing the Merger, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Company following the Merger, in each case until their re-spective successors are duly elected or appointed (as the case may be) and qualified.


                                    ARTICLE 2.

                 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                             CONSTITUENT CORPORATIONS

                   SECTION 2.1 Effect on Capital Stock. As of the Ef-fective Time, by virtue of the Merger and without any action on the part of the Company, Newco or any holder of any shares of Company Common Stock or any shares of capital stock of Newco:

                   (a) Common Stock of Newco. Each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into a number of shares of the common stock, par value $.01 per share, of the Company following the Merger equal to the quotient of
              (i) 7,345,679 divided by (ii) the number of shares of com-mon stock of Newco outstanding immediately prior to the Effective Time.

                   (b) Cancellation of Treasury Stock and Newco-Owned Company Common Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company, and each share of Company Common Stock that is owned by Newco or any subsidiary of Newco shall automati-cally be cancelled and retired and shall cease to exist, and no cash, Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.
                                                                       4







                   (c) Conversion (or Retention) of Company Common Stock. Except as otherwise provided herein and subject to
              Section 2.4, each issued and outstanding share of Company Common Stock (other than any such shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.2)) shall be converted into the fol-lowing (the "Merger Consideration"):

                        (i) for each such share of Company Common Stock with respect to which an election to retain Company Common Stock has been effectively made and not revoked or lost, pursuant to Sections 2.3(c), (d) and
                   (e) ("Electing Shares"), the right to retain one fully paid and nonassessable share of Company Common Stock (a "Non-Cash Election Share"); and

                       (ii) for each such share of Company Common Stock (other than Electing Shares), the right to receive in cash from the Company following the Merger an amount equal to $20.25 (the "Cash Election Price").

                   (d) Cancellation and Retirement of Company Common Stock. As of the Effective Time, all shares of Company Common Stock (other than shares referred to in Section 2.1(b) and 2.1(c)(i)) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive cash, including cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.7.

                   SECTION 2.2 Dissenting Shares and Section 262 Shares. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Merger and shall have delivered a written demand for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to
         Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the
                                                                       5






         Merger Consideration set forth in Section 2.1 of this Agreement, without any interest thereon.

                   (b) The Company shall give Newco (i) prompt notice of any demands for appraisal pursuant to Section 262 received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Newco, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

                   SECTION 2.3 Company Common Stock Elections. (a) Each person who, on or prior to the Election Date referred to in (c) below, is a record holder of shares of Company Common Stock will be entitled, with respect to all or any portion of his shares, to make an unconditional election (a "Non-Cash Election") on or prior to such Election Date to retain Non-Cash Election Shares, on the basis hereinafter set forth.

                   (b) Prior to the mailing of the Proxy Statement (as defined in Section 3.14), Newco shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration.

                   (c) Newco shall prepare and mail a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election"), with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Stockholders Meeting (as defined in Section 6.1), which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect to retain Non-Cash Election Shares for any or all shares of Company Common Stock held, subject to the provisions of Section 2.4 hereof, by such holder. The Company will use its best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Company Common Stock during the period between such record date and the Election Date referred to below. Any such holder's election to retain Non-Cash Election Shares shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day (the "Election Date") next preceding the date of the Stockholders Meeting, a Form of Election properly completed and signed and accompanied by certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent
                                                                       6






         within five NASDAQ trading days after the date of execution of such guarantee of delivery).

                   (d) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m, New York City time, on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Newco and the Company that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

                   (e) The determination of the Exchange Agent shall be binding whether or not elections to retain Non-Cash Election Shares have been properly made or revoked pursuant to this
         Section 2.3 with respect to shares of Company Common Stock and when elections and revocations were received by it. If the Exchange Agent determines that any election to retain Non-Cash Election Shares was not properly made with respect to shares of Company Common Stock, such shares shall be treated by the Exchange Agent as shares which were not Electing Shares at the Effective Time, and such shares shall be exchanged in the Merger for cash pursuant to Section 2.1(c)(ii). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.4, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the mutual agreement of Newco and the Company, make such rules as are consistent with this Section 2.3 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

                   SECTION 2.4  Proration.

                   (a) Notwithstanding anything in this Agreement to the contrary, the aggregate number of shares of Company Common Stock to be converted into the right to retain Company Common Stock at the Effective Time (the "Non-Cash Election Number") shall be equal to 1,296,296 (excluding for this purpose any shares of Company Common Stock to be cancelled pursuant to
         Section 2.1(b)).

                   (b) If the number of Electing Shares exceeds the NonCash Election Number, then each Electing Share shall be converted into the right to retain Non-Cash Election Shares or receive cash in accordance with the terms of Section 2.1(c) in the following manner:

                   (i) A proration factor (the "Non-Cash Proration Fac-tor") shall be determined by dividing the Non-Cash
              Election Number by the total number of Electing Shares.
                                                                       7






                  (ii) The number of Electing Shares covered by each Non-Cash Election to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing Shares covered by such Non-Cash Election.

                 (iii) All Electing Shares, other than those shares converted into the right to receive Non-Cash Election Shares in accordance with Section 2.4(b)(ii), shall be converted into cash (on a consistent basis among stockholders who made the election referred to in Section 2.1(c)(i), pro rata to the number of shares as to which they made such election) as if such shares were not Electing Shares in accordance with the terms of Section 2.1(c)(ii).

                   (c) If the number of Electing Shares is less than the Non-Cash Election Number, then:

                   (i) all Electing Shares shall be converted into the right to retain Company Common Stock in accordance with the terms of Section 2.1(c)(i);

                  (ii) additional shares of Company Common Stock other than Electing Shares and Dissenting Shares shall be converted into the right to retain Non-Cash Election Shares in accordance with the terms of 2.1(c) in the following manner:

                        (1)  a proration factor (the "Cash Proration
                   Factor") shall be determined by dividing (x) the difference between the Non-Cash Election Number and the number of Electing Shares, by (y) the total number of shares of Company Common Stock other than Electing Shares and Dissenting Shares; and

                        (2)  the number of shares of Company Common
                   Stock in addition to Electing Shares to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Cash Proration Factor by the total number of shares other than Electing Shares and Dissenting Shares; and

                 (iii) subject to Section 2.2, shares of Company Common Stock subject to clause (ii) of this paragraph (c) shall be converted into the right to retain Non-Cash Election Shares in accordance with Section 2.1(c)(i) (on a consistent basis among shareholders who held shares of Company Common Stock as to which they did not make the election referred to in Section 2.1(c)(i), pro rata to the number of shares as to which they did not make such election).

                   SECTION 2.5 Treatment of Options and Other Employee Equity Rights. (a) Immediately prior to the Effective Time, each outstanding stock option held by any current or former
                                                                       8






         employee or director (an "Option") granted under the 1993 Stock Option and Incentive Plan, the 1993 Director Stock Option Plan or otherwise (the "Stock Plans"), whether or not then exercisable, shall be cancelled by the Company, and except as otherwise agreed by the Company, Newco and the holder, the holder thereof shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company following the Merger in consideration for such cancellation an amount in cash equal to the product of (a) the number of shares of Company Common Stock previously subject to such Option and
         (b) the excess, if any, of the cash Merger Consideration per share over the exercise price per share previously subject to such Option, reduced by the amount of any withholding or other taxes required by law to be withheld.

                   (b) Effective as of the Effective Time, the Company shall use its reasonable best efforts to take all such action as is necessary prior to the Effective Time to terminate all Stock Plans so that on and after the Effective Time no current or former employee or director shall have any Option to purchase shares of Company Common Stock or any other equity interest in the Company under any Stock Plan. The Company shall use its reasonable best efforts to obtain any consents necessary to release the Company from any liability in respect of any Option.

                   SECTION 2.6 Treatment of Warrants. At the Effective Time, pursuant to the Warrant Agreement (as defined in Section 3.3) and without any action on the part of Newco, the Company or the holders of any of the Warrants (as defined in Section 3.3), each Warrant issued and outstanding immediately prior to the Effective Time shall be cancelled, extinguished and converted into the right to receive the amount of cash determined in accordance with Section 12(d) of the Warrant Agreement (the "Warrant Consideration") payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Warrant in the manner provided in
         Section 2.7, less any required withholding taxes.

                   SECTION 2.7 Surrender of Shares and Warrants; Transfer Books. (a) Exchange Agent. As soon as reasonably practicable as of or after the Effective Time, the Company shall deposit with the Exchange Agent, (i) for the benefit of the holders of shares of Company Common Stock, the cash portion of Merger Consideration and (ii) for the benefit of the holders of the Warrants, the Warrant Consideration, each for exchange in accordance with this Article 2. Such funds shall be invested by the Exchange Agent as directed by the Company, provided that such investments shall be (i) securities issued or directly and fully guaranteed or insured by the United Stated government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) certificates of deposit, eurodollar time deposits and bankers' acceptances with maturities not exceeding six months and overnight bank deposits with any commercial bank, depository institution or trust company
                                                                       9






         incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank, depository institution or trust company has, at the time of investment,
         (A) capital and surplus exceeding $250 million and (B) outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's Rating Group Division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc. or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease to publish ratings of investments, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and
         (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having a rating in the highest rating categories from Standard & Poor's Rating Group Division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc. or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease to publish ratings of investments and in each case maturing within six months after the date of acquisition and (v) money market mutual or similar funds having assets in excess of $1 billion. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Company.

                   (b) Exchange Procedures for Shares of Company Common Stock. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Company Common Stock, if any, to be retained by the holder thereof pursuant to this Agreement and the amount of cash, if any, into which the number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock which have been converted, in whole or in part, pursuant to this
         Agreement into the right to receive cash, and if such cer-
         tificates are presented to the Company for transfer, they shall be cancelled against delivery of cash and, if appropriate, certificates for retained Company Common Stock. If any certificate for such retained Company Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Company Common Stock
         surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in
                                                                      10






         proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such retained Company Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.7(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of retained Company Common Stock.

                   (c) Exchange Procedures for Warrants. As soon as practicable after the Effective Time, the Company shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates, which immediately prior to the Effective Time represented Warrants (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Warrant Consideration therefor. The Exchange Agent shall accept the Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of Certificates representing Warrants, and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of Warrant Consideration therefor. Until surrendered as contemplated by this Section 2.7(c), each Certificate for Warrants shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Warrant Consideration as contemplated by Section 2.6. No interest will be paid or will accrue on any cash payable as Warrant Consideration.

                   (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to retained Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of Company Common Stock with respect to the shares of retained Company Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.7(f) until the surrender of such certificate in accordance with this Article
         2. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of retained Company Common Stock issued in connection therewith, without interest, (i) at the time of
                                                                      11






         such surrender or as promptly after the sale of the Excess Shares (as defined in Section 2.7(f)) as practicable, the amount of any cash payable in lieu of a fractional share of retained Company Common Stock to which such holder is entitled pursuant to Section 2.7(f) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of retained Company Common Stock, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of retained Company Common Stock.

                   (e) No Further Ownership Rights in Company Common Stock Exchanged For Cash. All cash paid upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.7(f)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such certificates.

                   (f) No Fractional Shares. (i) No certificates or scrip representing fractional shares of retained Company Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Company after the Merger; and

                   (ii) Notwithstanding any other provision of this Agreement, each record holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of retained Company Common Stock (after taking into account all shares of Company Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the shares (the "Excess Shares") of retained Company Common Stock representing such fractions. Such sale shall be made as soon as practicable after the Effective Time.

                   (g) Termination of Exchange Fund. Any portion of the Merger Consideration or Warrant Consideration deposited with the Exchange Agent pursuant to this Section 2.7 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing shares of Company Common Stock or Warrants for six months after the Effective Time shall be delivered to the Company, upon demand, and any holders of shares of Company Common Stock or Warrants prior to the Merger who have not theretofore complied with this Article 2 shall thereafter look only to the Company and only as general creditors thereof for payment of
                                                                      12






         their claim for cash, if any, retained Company Common Stock, if any, any cash in lieu of fractional shares of retained Company Common Stock, any dividends or distributions with respect to retained Company Common Stock or Warrant Consideration, as applicable, to which such holders may be entitled.

                   (h) No Liability. None of Newco, the Company nor the Exchange Agent shall be liable to any person in respect of any shares of retained Company Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock or Warrants shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash, if any, any cash in lieu of fractional shares of retained Company Common Stock, any dividends or distributions with respect to retained Company Common Stock in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.5(b)), any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

                   SECTION 2.8 The Debt Offer. (a) Provided that this Agreement shall not have been terminated in accordance with
         Section 8.1, the Company shall, as soon as reasonably practicable following execution of this Agreement (but in no event later than fifteen calendar days after the public announcement of the execution of this Agreement), commence an offer to purchase all of the outstanding aggregate principal amount of the Company's 10-3/8% Senior Notes due 2001 (hereinafter referred to as the "Notes") on the terms set forth in Section 2.8 of the disclosure schedule between Newco and the Company dated the date hereof (the "Disclosure Schedule") and such other customary terms and conditions as are reasonably acceptable to Newco (the "Debt Offer"). The Company shall waive any of the conditions to the Debt Offer and make any other changes in the terms and conditions of the Debt Offer as reasonably requested by Newco, and the Company shall not, without Newco's prior consent, waive any material condition to the Debt Offer, make any changes to the terms and conditions of the Debt Offer set forth on Section 2.8 of the Disclosure Schedule or make any other material changes in the terms and conditions of the Debt Offer. Notwithstanding the immediately preceding sentence, Newco shall not request that the Company make any change to the terms and conditions of the Debt Offer which decreases the price per Note payable in the Debt Offer, changes the form of consideration payable in the Debt Offer (other than by adding consideration) or imposes conditions to the Debt Offer in addition to those set forth in Section 2.8 of the Disclosure Schedule which are materially adverse to holders of the Notes (it being agreed that a request by Newco that the Company waive any condition in whole or in part at any
                                                                      13






         time and from time to time in its sole discretion shall not be deemed to be materially adverse to any holder of Notes), unless such change was previously approved by the Company in writing. The Company covenants and agrees that, subject to the terms and conditions of this Agreement, including but not limited to the conditions to the Debt Offer, it will accept for payment and pay for Notes as soon as the condition set forth in Section 7.2(h) of this Agreement is satisfied and it is permitted to do so under applicable law, provided that the Company shall coordinate the timing of any such purchase with Newco in order to obtain the greatest participation in the Debt Offer.

                   (b) Promptly following the date of this Agreement, Newco and the Company shall prepare an offer to purchase the Notes (or portions thereof) and forms of the related letter of transmittal (the "Letter of Transmittal") (collectively, the "Offer to Purchase") and summary advertisement, as well as all other information and exhibits (collectively, the "Offer Documents"). Newco and the Company will cooperate with each other in the preparation of the Offer Documents. All mailings to the holders of Notes in connection with the Debt Offer shall be subject to the prior review, comment and reasonable approval of Newco. The Company will use its best efforts to cause the Offer Documents to be mailed to the holders of the Notes as promptly as practicable following execution of this Agreement (but in no event later than fifteen calendar days after the public announcement of the execution of this Agreement). The Company agrees promptly to correct any information in the Offer Documents that shall be or have become false or misleading in any material respect.

                   (c) In connection with the Debt Offer, if requested by Newco, the Company shall promptly furnish Newco with security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the beneficial owners and/or record holders of Notes, each as of a recent date, and shall promptly furnish Newco with such additional information (including but not limited to updated lists of Noteholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Newco or its agents may reasonably require in communicating the Debt Offer to the record and beneficial holders of Notes.


                                    ARTICLE 3.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                   The Company hereby represents and warrants to Newco that, except as set forth on the Disclosure Schedule, but, with respect to any specific representation and warranty, only to the extent that it would be reasonably apparent that a reference on
                                                                      14






         the Disclosure Schedule relates to such representation and warranty:

                   SECTION 3.1  Organization and Qualification;
         Subsidiaries. Each of the Company and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and each of its Significant Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that, either individually or in the aggregate with all other changes or effects, is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

                   SECTION 3.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Newco a complete and correct copy of the certificate of incorporation and the by-laws of the Company as currently in effect. Such certificate of incorporation and by-laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any of the provisions of its certificate of incorporation or by-laws.

                   SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"). As of October 1, 1996, (i) 19,146,211 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 0 shares of Company Common Stock were held in the treasury of the Company, (iii) an aggregate of 2,620,282 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Options and (iv) an aggregate of 3,695,317 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding warrants (the "Warrants") issued pursuant to the
                                                                      15






         Warrant Agreement, dated March 31, 1993, between the Company and The First National Bank of Boston (the "Warrant
         Agreement").  As of the date hereof, no shares of Preferred
         Stock are issued and outstanding.  Since October 1, 1996, the
         Company has not issued or reserved for issuance (a) any shares of capital stock or other voting securities of the Company or any of its subsidiaries, except as a result of the exercise of Options or Warrants outstanding at October 1, 1996 or (b) any
         Options or Warrants, except as described in this Section 3.3.
         Other than Options or Warrants outstanding as of the date
         hereof, the Company has issued or reserved for issuance (a) no options or other rights to acquire from the Company or any of its subsidiaries, and no obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any of its
         subsidiaries and (b) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (collectively, with the Options and the Warrants, "Company Securities"). All shares of Company Common
         Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly
         issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding obligations of the
         Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or to provide funds to or make any investment (in the form of a loan, capital
         contribution or otherwise) in any such subsidiary or any other entity. Except for the Equity Registration Rights Agreement dated March 31, 1993, among the Company, Dickstein & Co., L.P., Dickstein International Limited, TCW Special Credit Funds,
         Cargill Financial Services Corporation, Lodestar Management Incorporated and Lodestar Associates, L.P (together with
         Lodestar Management Incorporated, "Lodestar") and the Warrant Registration Rights Agreement dated March 31, 1993, between the Company and Lodestar, there are no other options, calls, warrants or other rights, agreements, arrangements or
         commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party.  The
         Company has delivered to Newco prior to the date hereof a true and complete list of the subsidiaries and associated entities of the Company which evidences, among other things, the amount of capital stock or other equity interests owned by the
         Company, directly or indirectly, in such subsidiaries or
         associated entities.  Each of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except as set forth on Section 3.3 of the Disclosure Schedule.  No entity in which the Company owns,
                                                                      16






         directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole. As of the date hereof, the only outstanding indebtedness for borrowed money of the Company and its subsidiaries is (i) $70 million in aggregate principal amount of Notes issued pursuant to the Indenture between the Company and AmSouth Bank, N.A., as Trustee, dated as of June
         2, 1994 (the "Indenture"), (ii) $48,500,000 in aggregate principal amount issued under, the Credit Agreement, dated June 2, 1994 (the "Credit Agreement"), by and among the Company, the lenders listed therein, The Toronto-Dominion Bank, as facing bank, and Toronto Dominion (Texas), Inc., as agent, (iii) $7,437,000 aggregate principal amount issued under a loan agreement, dated June 2, 1994 (the "Loan Agreement") between the Company and SouthTrust Bank of Alabama, N.A., (iv) $33,025,000 aggregate principal amount outstanding under industrial revenue bonds which are secured by a like amount of letters of credit issued under to the Credit Agreement, (v) $5,350,000 in aggregate principal amount of industrial revenue bonds secured by real property and (vi) $64,000 aggregate principal amount issued under a bank overdraft line, dated August 29, 1995, between the Company and NationsBank of Georgia N.A. The loans and other extensions of credit under the Credit Agreement and the Loan Agreement are each prepayable in full in accordance with their respective terms.

                   SECTION 3.4 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares if and to the extent required by the DGCL, and the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Newco, consti-tutes a legal, valid and binding obligation of the Company en-forceable against the Company in accordance with its terms.
         The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby (including but not limited to the Debt Offer and the Merger) so as to render inapplicable hereto and thereto the limitation on business combinations contained in Section 203 of the DGCL (or any similar provision). The Board of Directors of the Company has approved the Voting Agreement and the transactions contemplated thereby so as to render inapplicable thereto the limitation on business combinations contained in Section 203 of the DGCL (or any similar provision). As a result of the foregoing actions, the only vote
                                                                      17






         required to authorize the Merger is the affirmative vote of a majority of the outstanding shares of Company Common Stock.

                   SECTION 3.5 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by the Company do not and will not: (i) conflict with or violate the certificate of incorporation or by-laws of the Company or the equivalent organizational documents of any of its Significant Subsidiaries; (ii) assuming that all consents, approvals and authorizations contemplated by clauses
         (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except (A) in the case of clauses (ii) and (iii), for any such conflicts, viola-tions, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) in the case of clause
         (iii), other than as set forth on Section 3.5(a) of the Disclosure Schedule and except that the consummation of the Merger may result in conflicts, violations, breaches or defaults under the Indenture, the Credit Agreement and the Loan Agreement.

                   (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority, official or agency, domestic or foreign (a "Governmental Entity"), except for (i) the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities, takeover and Blue Sky laws, (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain could not
                                                                      18






         reasonably be expected to (x) prevent or materially delay consummation of the Debt Offer or the Merger or (y) have a Material Adverse Effect.

                   SECTION 3.6 Compliance. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                   SECTION 3.7 SEC Filings; Financial Statements. (a) The Company and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since March 31, 1993 (collectively, the "SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. The Company has heretofore delivered or promptly will deliver to Newco, in the form filed with the SEC (including any amendments thereto), (i) its (and, to the extent applicable, its subsidiaries') Annual Reports on Form 10-K for each of the three fiscal years ended June 3, 1994, June 2, 1995 and May 31, 1996 (as amended by the Form 10-K/A filed with the SEC on September 30, 1996), (ii) all definitive proxy statements relating to the Company's (and such subsidiaries') meetings of stockholders (whether annual or special) held since March 31, 1993 and (iii) all other SEC Reports. No SEC Report contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent re-vised or superseded by a subsequent filing with the SEC (a copy of which has been provided to Newco prior to the date hereof), none of the SEC Reports filed prior to the date hereof contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in its Annual Reports on Form 10-K for each of the three fiscal years ended June 3, 1994, June 2, 1995 and May
                                                                      19






         31, 1996, which have previously been furnished to Newco, complies as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

                   (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at May 31, 1996, including the notes thereto, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, except for liabilities or obligations incurred in the ordinary course of business since May 31, 1996.

                   SECTION 3.8 Absence of Certain Changes or Events. Since May 31, 1996, except as contemplated by this Agreement, disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement or disclosed in Section 3.8 of the Disclosure Schedule, the Company and its subsidiaries have conducted their businesses only in the ordinary course and, since such date, there has not been (i) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) any action which, if it had been taken after the date hereof, would have required the consent of Newco under Section 5.1 hereof or (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

                   SECTION 3.9 Absence of Litigation. Except as disclosed with reasonable specificity in the SEC Reports filed and publicly available prior to the date of this Agreement, there are no suits, claims, actions, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any Governmental Entity, that (i) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) seek to delay or prevent the consummation of the transactions contemplated hereby. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which, insofar as can be reasonably foreseen, in the future could
                                                                      20






         reasonably be expected to have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby. As of the date hereof, no officer or director of the Company is a defendant in any litigation commenced by stockholders of the Company with re-spect to the performance of his or her duties as an officer and/or director of the Company under any federal or state law (including litigation under federal and state securities laws). Except as set forth in Section 3.9 of the Disclosure Schedule, to the knowledge of the Company, there exist no indemnification agreements with any of the directors and officers of the Company.

                   SECTION 3.10 Properties. (a) The Company or one of its subsidiaries has (i) good and marketable fee title to the real property owned in fee by the Company or any of its subsidiaries (collectively, the "Owned Properties") and (ii) good and valid leasehold title or other occupancy right to the real property leased, subleased or licensed by the Company or any of its subsidiaries (collectively, the "Leased Properties") (Owned Properties and Leased Properties being sometimes referred to herein collectively as the "Company Properties"), in each case free and clear of all options to purchase or lease (in the case of the Owned Properties), leases, conditions of limitation, mortgages, liens, security interests, easements, encumbrances, covenants, rights-of-way and other similar restrictions, except for such options, leases, conditions of limitation, mortgages, liens, security interests, easements, encumbrances, covenants, rights-of-way and other similar restrictions set forth in Section 3.10 of the Disclosure Schedule or which, individually or in the aggregate with all other options, leases, conditions of limitation, mortgages, liens, security interests, easements, encumbrances, covenants, rights-of-way and other similar restrictions, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby.

                   (b) Each agreement under which real property is leased, subleased or licensed to the Company as of the date hereof (collectively, the "Company Leases") is in full force and effect in accordance with its respective terms and the Company or one of its subsidiaries is the holder of the lessee's or tenant's interest thereunder and there exists no default under any of the Company Leases by the Company or any of its subsidiaries and no circumstance exists which, with the giving of notice, the passage of time or both could result in such a default, except for such defaults or other circumstances set forth in Section 3.10 of the Disclosure Schedule or which, individually or in the aggregate with all other defaults or other circumstances, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby; except as set forth in
         Section 3.10 of the Disclosure Schedule, the transfer of the shares of Company Common Stock or the consummation of any other part of the transactions contemplated by this Agreement does not violate the terms of any of the
                                                                      21






         Company Leases. Except as set forth in Section 3.10 of the Disclosure Schedule and except for any violations, individually or in the aggregate with all other violations, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby, neither the Company nor any of its subsidiaries (or any of the affiliates of any of the foregoing) has an ownership, financial or other interest in the landlord under any of the Company Leases, which exceeds a 50% ownership, financial or other interest in such landlord.

                   (c) Except as set forth in Section 3.10 of the Disclosure Schedule, each of the reciprocal easement or operating agreements to which the Company or any of its subsidiaries is a party as of the date hereof and which encumbers any of the Company Properties (collectively, the "REAs") is in full force and effect and there exists no default on the part of the Company or any subsidiary of the Company under any REA and no circumstance exists which, with the giving of notice, the passage of time or both could result in such a default, except for such defaults or other circumstances set forth in Section 3.10 of the Disclosure Schedule or which, individually or in the aggregate with all other defaults or circumstances, could not reasonably be expected to have a Mate-rial Adverse Effect or prevent or materially delay the transac-tions contemplated hereby; except as set forth in Section 3.10 of the Disclosure Schedule and except for any violation or failure to obtain consent, individually or in the aggregate with all other violations or failures, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby, the transfer of the shares of Company Common Stock or the consummation of any other part of transactions contemplated by this Agreement does not violate the terms of any REAs nor is the consent of any party to any of the REAs required to be obtained in connection with the transactions contemplated under this Agreement.

                   (d) The current operation and use of the Company Properties does not violate any statutes, laws, regulations, rules, ordinances, permits, requirements, orders or decrees now in effect except for such violations which could not, individually or in the aggregate with all other violations, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby.

                   SECTION 3.11 Employee Benefit Plans. (a) Section 3.11(a) of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including without limitation multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans,
                                                                      22






         agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), under which any employee or former employee of the Company or any of its subsidiaries has, or could reasonably be expected to have, any present or future right to benefits or under which the Company or any subsidiary of the Company has, or could reasonably be expected to have, any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans". Section 3.11 of the Disclosure Schedule also contains a true and complete description of all severance plans of the Company or any of its subsidiaries. No Company Plan is a mul-tiemployer plan within the meaning of Section 4001(a)(3) of ERISA or is an "employee pension plan" within the meaning of
         Section 3(2) of ERISA subject to Title IV of ERISA.

                   (b) With respect to each Company Plan, the Company has delivered or made available to Newco a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable,
         (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter;
         (iii) any summary plan description and other written communications (or description of any oral communication) by the Company or any of its subsidiaries which modify in any significant respect the benefits provided under the terms of any Company Plan in a manner not reflected in any of the documents described in this subsection (b); and (iv) for the three most recent years (A) the Form 5500 and attached schedules; (B) audited financial statements; and (C) actuarial valuation reports.

                   (c) With respect to all the Company Plans, except as set forth in the SEC Reports and except as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all Company Plans are in substantial compliance with all applicable law, including the Internal Revenue Code of 1986, as amended (the "Code") and ERISA, including in compliance with all filing and reporting requirements; (ii) the aggregate accumulated benefit obligations of each pension plan that is subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Plan) do not exceed the fair market value of the assets of such pension plan (as of the date of such valuation), and no material adverse change has occurred with respect to the financial condition of such plan since such last valuation; (iii) each pension plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (iv) there is no pending or, to the knowledge of the officers of the Company, threatened litigation or administrative agency proceeding relating to any
                                                                      23






         Company Plan (other than benefit claims in the ordinary course); (v) the Company has no obligations under any unfunded deferred compensation plans other than with respect to the Non-qualified Deferred Compensation Plan effective August 1, 1996, and the Company's liability with respect to such plan does not exceed the assets held by the applicable rabbi trust or otherwise set aside in satisfaction of benefits payable to participants thereunder by more than $200,000; and (vi) neither the Company, its subsidiaries nor any entity that is treated as a single employer with the Company or its subsidiaries under
         Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") has incurred or reasonably expects to incur any lien or liability to the Pension Benefit Guaranty Corporation, any Pension Plan or otherwise under Title IV of ERISA (other than the payment of contributions or premiums, none of which are overdue) or under Section 412 of the Code.

                   (d) Except as specifically contemplated by this Agreement or as disclosed in Section 3.11(d) of the Disclosure Schedule, the consummation of the Merger and other transactions contemplated by this Agreement will not (x) entitle any Company employee or director to severance pay, or (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Plans.

                   SECTION 3.12  Tax Matters.  For purposes of this
         Section 3.12, any reference to the Company or its subsidiaries shall include any corporation that merged or was liquidated with and into the Company or any of its subsidiaries. Except as disclosed in Section 3.12 of the Disclosure Schedule:

                   (a) All Tax Returns required to be filed by or with respect to the Company and its subsidiaries have been timely filed. The Company and its subsidiaries have (i) timely paid all Taxes that are due, or that have been asserted in writing by any taxing authority to be due, from or with respect to it for the periods ending prior to the date hereof or (ii) provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns.

                   (b) No material claim for unpaid Taxes has become a lien against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries.

                   (c)  The statute of limitations with respect to the
              Tax Returns of the Company and its subsidiaries and of
              each affiliated group (within the meaning of the Code) of
              which the Company and any of its subsidiaries are or have
              been a member for all periods through the respective years specified in Section 3.12 of the Disclosure Schedule has expired. There are no outstanding agreements, waivers or
                                                                      24






              arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any subsidiary of the Company for any taxable period, and no power of attorney granted by or with respect to the Company or any subsidiary of the Company relating to Taxes is currently in force.

                   (d) No audit or other proceeding by any Governmental Entity has formally commenced and no specific notification has been given to the Company or any subsidiary of the Company that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any subsidiary of the Company or any Tax Return filed by or with respect to the Company or any subsidiary of the Company. No assessment of Tax has been proposed in writing against the Company or any subsidiary of the Company or any of their assets or properties.

                   (e) As of the Effective Time, neither the Company nor any of the subsidiaries shall be a party to, be bound by or have any obligation under, any Tax sharing agreement or similar contract or arrangement.

                   (f) There is no contract or agreement, plan or arrangement by the Company or any subsidiary of the Company covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or its subsidiaries by reason of section 280G of the Code, as now in effect.

                   (g) As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. As used herein, "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                   SECTION 3.13 Environmental Laws. To the extent that any inaccuracy, individually or in the aggregate with any other inaccuracy, could not reasonably be expected to have a Material Adverse Effect, (a) each of the Company and each of its subsidiaries complies and has complied with all Environmental Laws applicable to the properties, assets or businesses of the Company and its subsidiaries, and possesses and complies with and
                                                                      25






         has possessed and complied with all Environmental Permits required under such laws except where any noncompliance or failure to possess any Environmental Permit has not had or could not reasonably be expected to result in individually or in the aggregate material liability under Environmental Laws;
         (b) no modification, revocation, reissuance, alteration, transfer, or amendment of any of the Environmental Permits, or any review by, or approval of, any third party of any of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of Company and its subsidiaries following such consummation; (c) none of the Company and its subsidiaries has received any Environmental Claim, and none of the Company and its subsidiaries is aware after reasonable inquiry of any threatened Environmental Claim; (d) none of the Company and its subsidiaries has assumed, contractually or by operation of law, any liabilities or obligations under any Environmental Laws;
         (e) there are no past or present events, conditions, circumstances, practices, plans or legal requirements that could reasonably be expected to result in material liability to the Company or any of its subsidiaries under Environmental Laws, prevent, or reasonably be expected to materially increase the burden on the Company or any subsidiary of, complying with Environmental Laws or of obtaining, renewing, or complying with all Environmental Permits required under such laws; (f) there are and have been no Hazardous Materials or other conditions at or from any property owned, operated or otherwise used by the Company or any subsidiary now or in the past that could reasonably be expected to give rise to material liability of the Company or any subsidiary under any Environmental Law. For purposes of this Agreement, the following terms shall have the following meanings:

                   "Environmental Claim" means any written or oral
              notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its subsidiaries or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

                   "Environmental Permits" means all permits, licenses,
              registrations and other governmental authorizations required for the Company and the operations of the Company's and its subsidiaries' facilities and otherwise to conduct its business under Environmental Laws.

                   "Environmental Laws" means all applicable federal,
              state and local statutes, rules, regulations, ordinances,
                                                                      26






              orders, decrees and common law, as they exist at the date hereof, relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws.

                   "Hazardous Materials" means all hazardous or toxic
              substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, substances and forces, including but not limited to electromagnetic fields, regulated pursuant to, or that could form the basis of liability under, any Environmental Law.

                   SECTION 3.14 Offer Documents; Proxy Statement. None of the information supplied by the Company for inclusion in (i) the Offer Documents, shall, at the time the Offer Documents or any amendments or supplements thereto are first published, sent or given to noteholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of the Common Stock of the Company following the Merger (such Form S-4, as amended or supplemented, is herein referred to as the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (as defined in Section 6.1) (such proxy statement, as amended or supplemented, is herein referred to as the "Proxy Statement") will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will, as of its effective date, and the prospectus contained therein will, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no
                                                                      27






         representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Newco specifically for inclusion in the Proxy Statement. For purposes of this Agreement, the parties agree that statements made and information in the Offer Documents, the Form S-4 and the Proxy Statement relating to the Federal income tax consequences of the transactions herein contemplated to holders of Company Common Stock shall be deemed to be supplied by the Company and not by Newco.

                   SECTION 3.15  Brokers.  No broker, finder or
         investment banker (other than CS First Boston) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Newco a complete and correct copy of all agreements between the Company and the Financial Adviser pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

                   SECTION 3.16 Opinion of Financial Advisor. The Company has received the opinion of CS First Boston (the "Financial Adviser") dated the date of this Agreement, to the effect that the consideration to be received in the Merger by the Company's stockholders is fair to the holders of the Company Common Stock from a financial point of view. The aggregate fees payable under such agreements will not exceed $2.75 million.

                   SECTION 3.17 Labor Matters. As of the date hereof, the Company is not a party to any agreement pursuant to which a labor organization is certified under applicable labor law as a bargaining agent for any of the Company's or any of its subsidiaries' employees, nor is any such agreement presently being negotiated.

                   SECTION 3.18 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Voting Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

                   SECTION 3.19 Tradenames. The Company or its subsidiaries owns (in each case, except as set forth in Section
         3.19 of the Disclosure Schedule, free and clear of any liens, encumbrances or security interests) all rights to all domestic or foreign trademarks, trade names, brandmarks, brand names, copyrights, applications pending for trademarks or trade name registrations, and brandmarks or brand name registrations or
                                                                      28






         copyright registrations and other proprietary rights for child care, preschool and after-school educational services and goods and services related to the rendition of such services ("Intellectual Property") used by the Company and each of its subsidiaries, including, without limitation, the exclusive right to use the names and marks KINDERCARE, KINDERCARE (DESIGN) and marks presenting KINDERCARE as a formative portion thereof (i.e. KINDERCARE WOODEN TOYS, KINDERCARE WEAR, KINDERCARE PROMISE) and KLUBMATES and any confusingly similar variations thereof used by the Company or its subsidiaries for child care, preschool and after-school educational services and goods and services related to the rendition of such services, in each case in each state in which the centers to which such Intellectual Property relates are located, except to the extent that any failure to own such rights could not, individually or in the aggregate with all other failures, reasonably be expected to have a Material Adverse Effect. The Company is the owner of the mark KID'S CHOICE for educational services exclusively throughout the United States, with the exception of the geographic area of use of the mark KID'S CHOICE in the States of Pennsylvania and New York by the entities identified in the Company's presently pending concurrent use service mark application for KID'S CHOICE and KID'S CHOICE (DESIGN), which such application is set forth in Section 3.19 of the Disclosure Schedule, except to the extent that the failure to be such owner could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.19 of the Disclosure Schedule, to the best knowledge of the Company, the use of the Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such infringement which individually or in the aggregate with other infringements, could not reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES
                                     OF NEWCO

                   Newco hereby represents and warrants to the Company that:

                   SECTION 4.1 Corporate Organization. Newco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority and any necessary Governmental Entity to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Debt Offer or the Merger.
                                                                      29







                   SECTION 4.2 Authority Relative to This Agreement. Newco has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Newco and the consummation by Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Newco other than filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly executed and delivered by Newco and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Newco enforceable against it in accordance with its terms.

                   SECTION 4.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by Newco does not and will not: (i) conflict with or violate the certificate of incorporation or by-laws of Newco;
         (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Newco or by which it or its properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Newco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Newco is a party or by which Newco or any of its properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Debt Offer or the Merger.

                   (b) The execution, delivery and performance of this Agreement by Newco does not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act, state securities, takeover and Blue Sky laws, (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL, and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Debt Offer or the Merger.
                                                                      30






                   SECTION 4.4 Offer Documents; Proxy Statement. None of the information supplied in writing by Newco specifically for inclusion in (i) the Offer Documents, shall, at the time the Offer Documents or any amendments or supplements thereto are first published, sent or given to noteholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Newco makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents.

                   SECTION 4.5  Brokers.  No broker, finder or
         investment banker (other than Salomon Brothers Inc) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Newco. Unless the Merger is consummated, the Company shall not be responsible for the payment of any such fees to Salomon Brothers Inc.

                   SECTION 4.6 Financing. Attached as Annex A-1 to A-3 of the Disclosure Schedule are true and complete copies of the letters addressed to the Company, dated the date hereof, issued in connection with the financing of the transactions contemplated by this Agreement. The terms and conditions of the letters attached as Annex A-1 to A-3 of the Disclosure Schedule are satisfactory to Newco.


                                    ARTICLE 5.

                      CONDUCT OF BUSINESS PENDING THE MERGER

                   SECTION 5.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, unless Newco gives its prior written consent (which shall not be unreasonably withheld), the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of
                                                                      31






         business and in compliance with applicable laws; and the Company and its subsidiaries shall each use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. Except as expressly contemplated by this Agreement, by way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Newco (which shall not be unreasonably withheld):

                   (a) Amend or otherwise change the certificate of incorporation or by-laws or equivalent organizational documents of the Company or any Significant Subsidiary;

                   (b) Other than as set forth on Section 5.1(b) of the Disclosure Schedule, issue, deliver, sell, lease, sell and leaseback, pledge, dispose of or encumber, or authorize or commit to the issuance, delivery, sale, lease, sale/ leaseback, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, war-rants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except for the issuance and delivery of (i) shares of Company Common Stock issuable in accordance with the terms of Options outstanding as of October 1, 1996 and (ii) shares of Company Common Stock issuable in accordance with the terms of Warrants outstanding as of October 1, 1996) or (B) any assets of the Company or any of its subsidiaries, other than assets sold, leased, pledged, disposed of or encumbered in the ordinary course of business;

                   (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                   (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or any of its Significant Subsidiaries;

                   (e)  (i) other than with respect to borrowings,
              repayments and repurchases necessary to effect the Debt
              Offer and borrowings, repayments and repurchases in the
              ordinary course of business under the Credit Agreement
              (which in the case of borrowings in the ordinary course of
                                                                      32






              business under the Credit Agreement shall not in aggregate amount exceed $80 million at any one time outstanding, plus any amounts necessary to effect the Debt Offer), repurchase, repay or incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person; (ii) enter into any con-tract or agreement other than in the ordinary course of business; (iii) authorize any single expenditure for any capital or acquisition (including without limitation any acquisition of any corporation, partnership or other business enterprise or division thereof) which are not specifically provided for in the Company's capital budget (a true and correct copy of which has been delivered to Newco and is set forth as Section 5.1(e) of the Disclosure Schedule), implemented taking into account normal seasonal patterns (provided that the Company may exceed such budget to with respect to any center by up to 10%) for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(e);

                   (f) Except as set forth on Section 5.1(f) of the Disclosure Schedule and to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries, who are not directors or officers of the Company, in the ordinary course of business and consistent with the Company's budget, (ii) grant any severance or termination pay not currently required to be paid under existing severance plans to, or enter into any employment, consulting or severance agree-ment or arrangement with, any present or former director, officer or other employee of the Company or any of its subsidiaries, except for the granting of severance or termination pay, in the ordinary course of business, to employees who are terminated by the Company after the date hereof or (iii) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                   (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;
                                                                      33






                   (h) Make any material tax election or settle or compromise any material federal, state, local or foreign tax liability;

                   (i) Settle or compromise any pending or threatened suit, action or claim for in excess of $100,000 per suit, action or claim or which relates to the transactions contemplated hereby;

                   (j) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Significant Subsidiaries (other than the Merger); or

                   (k) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.1(a) through 5.1(j).


                                    ARTICLE 6.

                              ADDITIONAL AGREEMENTS

                   SECTION 6.1 Stockholders Meeting. The Company, acting through its Board of Directors, will, as promptly as practicable following the date of this Agreement and in consultation with Newco, (i) duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering and approving this Agreement and the transactions contemplated hereby (the "Stockholders Meeting") and (ii) (A) include in the Proxy Statement the unanimous recommendation of the Board of Directors that the stockholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby and the written opinion of the Financial Adviser that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders and (B) use its best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its stockholders.

                   SECTION 6.2 Proxy Statement. Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement, and the Company shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included. The Company shall use its best efforts as promptly as practicable to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Company shall also take any action required to be taken under any applicable state securities laws in connection with the registration and qualification in connection with the Merger of
                                                                      34






         common stock of the Company following the Merger. The information provided by the Company for use in the Form S-4, and to be supplied by Newco in writing specifically for use in the Form S-4, shall, at the time the Form S-4 becomes effective and on the date of the Stockholders Meeting referred to above, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company and Newco each agree to correct any information provided by it for use in the Form S-4 which shall have become false or misleading. Newco and the Company will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, the Company will im-mediately notify Newco of the receipt of any comments from the SEC and any request by the SEC for any amendment to the Proxy Statement or for additional information. All filings with the SEC, including the Proxy Statement and any amendment thereto, and all mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Newco (which approval by Newco shall not be unreasonably withheld). Newco will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof filed by it and cause such Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time.

                   SECTION 6.3  Access to Information; Confidentiality.
         (a) From the date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors, counsel, financial advisors and other agents to, afford Newco and its representatives and the potential financing sources for the transactions contemplated by this Agreement complete access at all reasonable times to its officers, employees, agents, properties, offices, centers and other facilities and to all books, contracts and records, and shall furnish Newco and such financing sources with all financial, operating and other data and information as Newco, through its representatives or such financing sources may from time to time request. Except as required by law, each of the Company and Newco will hold any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the letter dated July 3, 1996 among Kohlberg Kravis Roberts & Co. ("KKR & Co."), Oaktree Capital Management, LLC and the Company (the "Confidentiality Agreement").

                   (b) No investigation pursuant to this Section 6.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.
                                                                      35






                   SECTION 6.4 Third Parties. The Company shall not take any action with respect to any transaction or proposed transaction with a third party which could reasonably be expected to impede, interfere with, prevent or materially delay the Debt Offer or the Merger. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                   SECTION 6.5 Employee Benefits Matters. Except as contemplated herein, the Company, for the period ending on December 31, 1997, shall provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the employees of the Company which are no less favorable, in the aggregate, than those provided pursuant to the plans, programs and arrangements of the Company (other than those related to Company Securities) in effect and disclosed to Newco on the date hereof; provided, however, that nothing herein shall prevent the amendment or termination of any such plan, program or arrangement, require that the Company provide or permit investment in the securities of the Company or interfere with the Company's right or obligation to make such changes as are necessary to conform with applicable law.

                   SECTION 6.6 Directors' and Officers' Indemnification and Insurance. (a) The Certificate of Incorporation and By-laws of the Company following the Merger shall contain provisions identical with respect to elimination of personal liability and indemnification to those set forth in Articles 8 and 9 of the Certificate of Incorporation of the Company set forth in Exhibit A hereto and Article VII, Section 5 of the By-laws of the Company, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, agents or employees of the Company.

                   (b) The Company shall maintain in effect for six years from the Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous than those policies maintained by the Company at the date hereof, with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under the current policies of directors' and officers' liability insurance; provided that (i) the Company following the Merger shall not be required to spend in excess of a $450,000 annual premium therefor; provided further that if the Company following the Merger would be required to spend in excess of a $450,000 premium per annum to obtain insurance having the maximum available coverage under the current policies, the Company will be required to spend $450,000 to maintain or procure insurance coverage pursuant hereto, subject
                                                                      36






         to availability of such (or similar) coverage and (ii) such policies may in the sole discretion of the Company be one or more "tail" policies for all or any portion of the full six year period.

                   (c) In furtherance of and not in limitation of the preceding paragraph, Newco agrees that the officers and directors of the Company that are defendants in all litigation commenced by stockholders of the Company with respect to (x) the performance of their duties as such officers and/or directors under federal or state law (including litigation under federal and state securities laws) and (y) Newco's offer or proposal to acquire the Company including, without limitation, any and all such litigation commenced on or after the date of this Agreement (the "Subject Litigation") shall be entitled to be represented, at the reasonable expense of the Company, in the Subject Litigation by one counsel (and Delaware counsel if appropriate and one local counsel in each jurisdiction in which a case is pending and one counsel for directors of the Company which are affiliated with Oaktree Capital Management, LLC (the "Oaktree Directors"), if Newco and the Company shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to such Oaktree Directors which are different from or additional to those available to the other directors of the Company) each of which such counsel shall be selected by a plurality of such director defendants; provided that neither Newco nor the Company shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to the indemnification payments provided in Section 6.6(a) shall be that such officer/director defendant not have settled any Subject Litigation without the consent of Newco; and provided further that the neither Newco nor the Company shall have any obligation hereunder to any officer/director defendant when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

                   (d) Upon the Effective Time, the Company shall remain liable for all of its obligations under the existing indemnification agreements with each of the directors and officers of the Company.

                   SECTION 6.7 Notification of Certain Matters. The Company shall give prompt notice to Newco, and Newco shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company or Newco, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
         Section 6.7 shall not
                                                                      37






         limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                   SECTION 6.8 Further Action; Best Efforts. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Voting Agreement, including but not limited to (i) cooperation in the preparation and filing of the Offer Documents, the Form S-4, the Proxy Statement, any required filings under the HSR Act and any amendments to any thereof, (ii) determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any Governmental Entities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Debt Offer and the Merger, and the Voting Agreement, including the transactions contemplated by Sections 4 and 5 thereof, and (iii) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations.

                   (b) Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the shares of Company Common Stock from NASDAQ/NMS, provided that such delisting shall not be effective until after the Effective Time. The parties also acknowledge that it is Newco's intent that the shares of Company Common Stock following the Merger will not be quoted on NASDAQ/NMS or listed on any national securities exchange.

                   (c) The Company agrees to provide, and will cause its subsidiaries and its and their respective officers, employees and advisers to provide, all necessary cooperation in connection with (i) the arrangement of any financing to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including without limitation, participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may be requested by
                                                                      38






         Newco and (ii) the amendment to the Indenture contemplated by
         Section 2.8 of the Disclosure Schedule. The parties acknowledge that the payment of any fees by the Company in connection with any commitment letters shall be subject to the occurrence of the Closing. In addition, in conjunction with the obtaining of any such financing, the Company agrees, at the request of Newco, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided that no such prepayment or redemption shall themselves actually be made until contemporaneously with or after the Effective Time.

                   (d) The Company shall cooperate with any reasonable requests of Newco or the SEC related to the recording of the Merger as a recapitalization for financial reporting purposes, including, without limitation, to assist Newco and its affiliates with any presentation to the SEC with regard to such recording and to include appropriate disclosure with regard to such recording in all filings with the SEC and all mailings to stockholders made in connection with the Newco. In furtherance of the foregoing, the Company shall provide to Newco for the prior review of Newco's advisors any description of the transactions contemplated by this Agreement which is meant to be disseminated.

                   (e) (i) Newco hereby agrees to use its reasonable best efforts, subject to normal conditions, to arrange the financing described in Annexes A-1 and A-2 of the Disclosure
         Schedule in respect of the transactions contemplated by this Agreement (as described in Section 7.2(f) hereof), including using its reasonable best efforts (A) to assist the Company in the negotiation of definitive agreements with respect thereto and (B) to satisfy all conditions applicable to Newco in such definitive agreements. Newco will keep the Company informed of the status of its efforts to arrange such financing, including making reports with respect to significant developments. In the event Newco is unable to arrange any portion of such financing in the manner or from the sources originally contemplated, Newco will use its reasonable best efforts, subject to normal conditions, to arrange any such portion from alternative sources.

                   (ii) Subject to the Company having received the pro-ceeds of the financing described in Section 7.2(f) on terms satisfactory to Newco, Newco at Closing will be capitalized with an equity contribution of $148.75 million. Newco will be under no obligation pursuant to the preceding sentence unless and until the Company receives the proceeds of the financing described in Section 7.2(f) on terms satisfactory to Newco. In addition, Newco will be under no obligation under any circumstances to be capitalized with equity of more than $148.75 million.

                   (f) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of
                                                                      39






         each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

                   SECTION 6.9 Public Announcements. Neither Newco nor the Company will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Voting Agreement, including the Debt Offer and the Merger, without the other party's prior consent, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with NASDAQ. In addition to the foregoing, Newco and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

                   SECTION 6.10 Disposition of Litigation. The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Debt Offer or the Merger and will cooperate with Newco to resist any such effort to restrain or prohibit or otherwise oppose the Debt Offer or the Merger.

                   SECTION 6.11 Affiliates. Prior to the Closing Date, the Company shall deliver to Newco a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Newco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

                   SECTION 6.12 Resignation of Directors. Prior to the Effective Time, the Company shall deliver to Newco evidence satisfactory to Newco of the resignation of all directors of the Company (other than Dr. Sandra Scarr and, subject to the satisfaction of the conditions set forth in Section 6 of the Voting Agreement, Mr. Stephen A. Kaplan), effective at the Effective Time.

                   SECTION 6.13 Stop Transfer Order. The Company shall notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (as defined in the Voting Agreement) and that the Voting Agreement places limits on the voting of the Subject Shares.
                                                                      40







                                    ARTICLE 7.

                               CONDITIONS OF MERGER

                   SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                   (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

                   (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                   (c) No Injunctions or Restraints. No temporary re-straining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

                   (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Common Stock of the Company following the Merger shall have been complied with.

                   SECTION 7.2 Conditions to Obligation of Newco. The obligations of Newco to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

                   (a) Representations and Warranties. The representa-tions and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Newco shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

                   (b) Performance of Obligations of the Company. The Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have
                                                                      41






              not had or could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to the Company or materially adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder).

                   (c) Consents, etc. Newco shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except where the failure to obtain such licenses, permits, consents, approvals, authorizations, qualifications and orders could not, individually or in the aggregate with all other failures, reasonably be expected to have a Material Adverse Effect.

                   (d) No Material Litigation. There shall not be pending by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood, in the opinion of counsel to Newco, of success) (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement or seeking to obtain from Newco or any of its affiliates any damages that are material to any such party, (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its subsidiaries of any material portion of the business or assets of the Company or any of its subsidiaries or (iii) seeking to impose limitations on the ability of Newco (or any designee of Newco pursuant to the Voting Agreement) or any stockholder of Newco or the Com-pany to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company.

                   (e) Affiliate Letters. Newco shall have received the agreements referred to in Section 6.11.

                   (f) Financing. The Company shall have received the proceeds of financing on the terms and conditions set forth in Annexes A-1 through A-3 of the Disclosure Schedule or upon terms and conditions which are, in the reasonable judgement of Newco, substantially equivalent thereto, and to the extent that any terms and conditions are not set forth in Annexes A-1 through A-3 of the Disclosure Schedule, on terms and conditions reasonably satisfactory to Newco.
                                                                      42






                   (g) Recapitalization Accounting. Newco shall be reasonably satisfied that the Merger shall be recorded as a recapitalization for financial reporting purposes.

                   (h) Notes. Newco shall have received evidence that the terms of the Notes shall have been amended to the reasonable satisfaction of Newco including, without limitation, the elimination of the negative covenants contained therein and the elimination of any restrictions applicable to the transactions contemplated by this Agreement. The Company shall have purchased at least that principal amount of Notes as equals the minimum condition of the Debt Offer.

                   SECTION 7.3 Conditions to Obligation of the Company. The obligations of the Company to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

                   (a) Representations and Warranties. The representa-tions and warranties of Newco set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Newco by an authorized officer of Newco to the effect set forth in this paragraph.

                   (b) Performance of Obligations of Newco. Newco shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to materially adversely affect the ability of Newco to consummate the transactions herein contemplated or perform its obligations hereunder).


                                    ARTICLE 8.

                        TERMINATION, AMENDMENT AND WAIVER

                   SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

                   (a) By mutual written consent of Newco and the Company;

                   (b)  By Newco or the Company if any court of
              competent jurisdiction, arbitrator or other Governmental Entity
                                                                      43






              located or having jurisdiction within the United States or any country or economic region in which either the Company or Newco, directly or indirectly, has material assets or operations, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger, the Debt Offer or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, or otherwise altering the terms of any of the foregoing in any significant respect, and such order, decree, ruling or other action is or shall have become final and nonappealable;

                   (c) By Newco or the Company if the Merger shall not have been consummated on or before March 31, 1997, provided that so long as an Extending Action (as defined below) is no longer in effect at 11:59 p.m. (New York City time) on March 31, 1997, such date shall be automatically extended by one day past March 31, 1997 for each day that an Extending Action was in effect on or prior to March 31, 1997; provided further that the right to terminate this Agreement under this Section 8.1(c) shall not be available to the party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

                   (d) By Newco if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof.

                   As used in this Section 8.1, an "Extending Action"
              shall mean any order, decree or ruling or other action restraining, enjoining or otherwise prohibiting the consummation of the Merger, the Debt Offer or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, or otherwise altering the terms of any of the foregoing in any significant respect, by a court of competent jurisdiction, arbitrator or other Governmental Entity located or having jurisdiction within the United States or any country or economic region in which either the Company or Newco, directly or indirectly, has material assets or operations, which order, decree, ruling or other action has not become final and nonappealable.

                   SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 8.3 and Section 9.1; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.
                                                                      44






                   SECTION 8.3 Fees and Expenses. (a) In addition to any other amounts which may be payable or become payable pursuant to any other paragraph of this Section 8.3, the Company shall (provided that Newco is not then in material breach of its obligations under this Agreement), promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, reimburse KKR & Co., in an aggregate amount of up to $2.5 million, for all out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, ac-countants, financial printers, experts and consultants to Newco and its affiliates), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement, the Voting Agreement and the financing thereof.

                   (b) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

                   SECTION 8.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                   SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                    ARTICLE 9.

                                GENERAL PROVISIONS

                   SECTION 9.1  Non-Survival of Representations,
         Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective
         Time or upon the termination of this Agreement pursuant to
         Section 8.1, as the case may be, except that the agreements set forth in Article 1, Section 6.6 and Articles 8 and 9 shall survive the Effective Time and those set forth in Section 6.3,
                                                                      45






         Section 6.8(a), Section 8.3 and Articles 8 and 9 shall survive termination of this Agreement.

                   SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                   if to Newco:

                        c/o Kohlberg Kravis Roberts & Co,
                        9 West 57th Street
                        New York, New York  10019
                        Attention:  Clifton S. Robbins

                   with a copy to:

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, NY  10017
                        Attention:  David J. Sorkin, Esq.

                   if to the Company:

                        Dr. Sandra Scarr,
                        Chairman and Chief Executive Officer
                        2400 Presidents Drive
                        Montgomery, Alabama 36166

                        and

                        Rebecca Bryan,
                        Vice President/General Counsel
                        2400 Presidents Drive
                        Montgomery, Alabama 36166
                                                                      46






                   with a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, NY  10019
                        Attention:  Andrew R. Brownstein, Esq.

                        and

                        Gibson, Dunn & Crutcher LLP
                        200 Park Avenue
                        New York, NY  10166
                        Attention:  Conor D. Reilly, Esq.

                        and

                        Oaktree Capital Management LLC
                        550 South Hope Street
                        Los Angeles, CA  90071
                        Attention:  Stephen A. Kaplan

                        Attention:

                   SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

                   (a) "affiliate" of a person means a person that di-rectly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                   (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock;

                   (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to
                                                                      47






              direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                   (d) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended May 31, 1996 were prepared;

                   (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

                   (f) "subsidiary" or "subsidiaries" of the Company, or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

                   (g) "Significant Subsidiary" has the meaning set forth in Regulation S-X promulgated by the SEC.

                   SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                   SECTION 9.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the
                                                                      48






         parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Newco may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Newco, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                   SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, with respect to the provisions of Section
         6.6 and 8.3, shall inure to the benefit of the persons or entities benefitting from the provisions thereof who are intended to be third-party beneficiaries thereof. Except as provided in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                   SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                   SECTION 9.8 Headings. The descriptive headings con-tained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                   SECTION 9.9 Counterparts. This Agreement may be ex-ecuted in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                   IN WITNESS WHEREOF, Newco and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       KINDERCARE LEARNING CENTERS, INC.


                                       By: /s/ DR. SANDRA SCARR
                                          Title:  Chief Executive Officer


                                       KCLC ACQUISITION CORP.


                                       By: /s/ CLIFTON S. ROBBINS
                                          Title:  President
                                                                      49






                                     ANNEX A



                             Form of Affiliate Letter


         Gentlemen:

                   The undersigned, a holder of shares of common stock, par value $.01 per share ("Company Stock"), of KinderCare Learning Centers, Inc., a Delaware corporation (the "Company"), is entitled to retain in connection with the merger (the "Merger") of the Company with KCLC Acquisition Corp., a Delaware corporation, securities (the "Securities") of the Company. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933 (the "Act"), although nothing contained herein should be construed as an admission of such fact.

                   If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Securities retained by the undersigned pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

                   The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Securities retained by the undersigned pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

                   In the event of a sale or other disposition by the undersigned of Securities pursuant to Rule 145, the undersigned will supply the Company with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto.
         The undersigned understands that the Company may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Securities sold as indicated in the letter.
                                                                      50







                   The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities retained by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Company from independent counsel reasonably satisfactory to the Company to the effect that such legends are no longer required for purposes of the Act.

                   The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities and (ii) the receipt by Newco of this letter is an inducement and a condition to Newco's obligations to consummate the Merger.

                                       Very truly yours,


         Dated:







                                                                 ANNEX I
                                                              TO ANNEX A








         [Name]                                                   [Date]



                   On __________________ the undersigned sold the secu-rities ("Securities") of KinderCare Learning Centers, Inc. (the "Company") described below in the space provided for that pur-pose (the "Securities"). The Securities were retained by the undersigned in connection with the merger of KCLC Acquisition Corp. with and into the Company.

                   Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

                   The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Sec-tion 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Secu-rities Exchange Act of 1934, as amended. The undersigned fur-ther represents that the undersigned has not solicited or ar-ranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                       Very truly yours,



               [Space to be provided for description of securities]








							Exhibit A






                           CERTIFICATE OF INCORPORATION

                                        OF
                        KINDERCARE LEARNING CENTERS, INC.
                               ___________________


                   The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                   FIRST: The name of the Corporation is KinderCare Learning Centers, Inc.

                   SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                   FOURTH: The total number of shares of stock that the Corporation is authorized to issue is __________ shares of Common Stock, par value $.01 each and __________ shares of preferred stock, par value $.01 each (hereinafter referred to as "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this ARTICLE FOURTH, for each such series the number of shares constituting such series and the designations and powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors or a duly authorized committee thereof under the Delaware General Corporation Law. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any corresponding provision hereinafter enacted.

                   FIFTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

                   SIXTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                   SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability as a director (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the Delaware General Corporation Law; or (D) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after this Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

                   EIGHTH:  Indemnification.

                   8.1 Certain Definitions. As used in this Article, the term:

                        (a)  "Corporation" includes any domestic or
                             foreign predecessor entity of this
                             Corporation in a merger or other
                             transaction in which the predecessor's
                             existence ceased upon consummation of the transaction.

                        (b) "Change in Control" shall have occurred if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

                        (c) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                        (d)  "Expenses" includes attorneys' fees.

                        (e) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                        (f) "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

                        (g) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                        (h) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

                        (i) "Reviewing Party" shall mean the person or persons making the entitlement determination pursuant to Section 8.4 of this Article, and shall not include a court making any determination under this Article or otherwise.

                   Section 8.2  Basic Indemnification Arrangement.

                        (a) Except as provided in subsections 8.2(d), 8.2(e) and 8.2(f) below, the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                        (b)  A person's conduct with respect to an
                             employee benefit plan for a purpose he
                             believed in good faith to be in the
                             interests of the participants in and
                             beneficiaries of the plan is conduct that satisfies the requirement of subsection 8.2(a).

                        (c)  The termination of a proceeding by
                             judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 8.2(a).

                        (d)  The Corporation shall not indemnify a
                             person under this Article in connection
                             with a proceeding by or in the right of the Corporation in which such person was adjudged liable to the Corporation, unless, and then only to the extent that, the Reviewing Party, or a court of competent jurisdiction acting pursuant to Section 8.5 of this Article, determines that, in view of the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnification.

                        (e)  Indemnification permitted under this
                             Article in connection with a proceeding by or in the right of the Corporation shall include reasonable expenses, penalties, fines (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (provided that such settlement and the amounts paid in connection therewith are not unreasonable, as determined by the Reviewing Party responsible for making the determination that indemnification is permissible as described in Section 8.4(b) below) in connection with the proceeding, but, unless ordered by a court, shall not include judgments.

                        (f) Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of expenses hereunder with respect to any proceeding or claim brought or made by him against the Corporation, other than a proceeding or claim seeking or defending such person's right to indemnification or advancement of expense pursuant to Section 8.5 hereof or otherwise.

                        (g)  If any person is entitled under any
                             provision of this Article to
                             indemnification by the Corporation for some portion of liability incurred by him, but not the total amount thereof, the Corporation shall indemnify such person for the portion of such liability to which he is entitled.

                        (h) The Corporation shall indemnify a director or officer to the extent that he has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, against reasonable expenses incurred by him in connection with the proceeding.

                   Section 8.3  Advances for Expenses.

                        (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer as a party to a proceeding in advance of final disposition of the proceeding if:

                             (i)  Such person furnishes the Corporation
                                  a written affirmation of his good
                                  faith belief that he has met the
                                  standard of conduct set forth in
                                  subsection 8.2(a) above, and

                            (ii)  Such person furnishes the Corporation
                                  a written undertaking (meeting the
                                  qualifications set forth below in
                                  subsection 8.3(b)), executed
                                  personally or on his behalf, to repay
                                  any advances if it
                                  is ultimately determined that he is
                                  not entitled to indemnification under
                                  this Article or otherwise.

                        (b)  The undertaking required by subsection
                             8.3(a)(ii) above must be an unlimited
                             general obligation of the proposed
                             indemnitee but need not be secured and
                             shall be accepted without reference to
                             financial ability to make repayment. If a director or officer seeks to enforce his rights to indemnification in a court pursuant to Section 8.5, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

                   Section 8.4 Authorization of and Determination of Entitlement to Indemnification.

                        (a)  The Corporation acknowledges that
                             indemnification of a director or officer under Section 8.2 has been pre-authorized by the Corporation in the manner described in subsection 8.4(b) below. Nevertheless, the Corporation shall not indemnify a director or officer under Section 8.2 unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 8.2(a); provided, however, that no such entitlement decision need be made prior to the advancement of expenses and that, regardless of the result or absence of any such determination, the Corporation shall make any indemnification mandated by Section 8.2(h) above.

                        (b) The determination referred to in subsection 8.4(a) above shall be made, at the election of the Board of Directors (unless a Change in Control shall have occurred, in which case the proposed indemnitee director or officer shall be entitled to designate that the determination shall be made by special legal counsel selected by him):

                             (i)  by the Board of Directors of the
                                  Corporation by majority vote of a
                                  quorum consisting of directors not at
                                  the time parties to the proceeding;

                            (ii)  if a quorum cannot be obtained under
                                  subdivision (i), by a majority vote of
                                  a committee duly designated by the
                                  Board of Directors (in which
                                  designation directors who are parties
                                  may participate), consisting solely of
                                  two or more directors not at the time
                                  parties to the proceeding;

                           (iii)  by special legal counsel:

                                  (1)  selected by the Board of
                                       Directors or its committee in the
                                       manner prescribed in subdivision
                                       (i) or (ii); or

                                  (2)  if a quorum of the Board of
                                       Directors cannot be obtained
                                       under subdivision (i) and a
                                       committee cannot be designated
                                       under subdivision (ii), selected
                                       by a majority vote of the full
                                       Board of Directors (in which
                                       selection directors who are
                                       parties may participate); or

                            (iv)  by the stockholders; provided that
                                  shares owned by or voted under the
                                  control of directors or officers who
                                  are at the time parties to the
                                  proceeding may not be voted on the
                                  determination.

                        (c) As acknowledged above, the Corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a case-by-case determination that the proposed indemnitee met the applicable standard of conduct under subsection 8.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the Corporation's indemnification of, or advancement of expenses to, directors and officers hereunder. Nevertheless, except as set forth in subsection 8.4(d) below, evaluation as to reasonableness of expenses of a director or officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 8.4(d) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 8.4(b)(iii) to select counsel.

                        (d)  Notwithstanding the requirement under
                             subsection 8.4(c) that the Reviewing Party evaluate the reasonableness of expenses claimed by the proposed indemnitee, any expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by subsection 8.4(c) within thirty (30) days following the proposed indemnitee's written request for indemnification for, or advancement of, expenses.

                        (e) The Reviewing Party, however chosen, shall make the requested determination as promptly as reasonably practical after a request for indemnification is presented.

                   Section 8.5 Court-Ordered Indemnification and Advances for Expenses. A director or officer who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. For purposes of this Article, the Corporation hereby consents to personal jurisdiction and venue in any court in which is pending a proceeding to which a director or officer is a party. Regardless of any determination by the Reviewing Party that the proposed indemnitee is not entitled to indemnification or advancement of expenses or as to the reasonableness of expenses, and regardless of any failure by the Reviewing Party to make a determination as to such entitlement or the reasonableness of expenses, such court's review shall be a de novo review. On application, the court, after giving any notice it considers necessary, may order indemnification or advancement of expenses if it determines that:

                   (i)  The applicant is entitled to mandatory
                        indemnification under Section 8.2(h) above (in which case the Corporation shall pay the indemnitee's reasonable expenses incurred to obtain court-ordered indemnification);

                  (ii) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 8.2(a) above or was adjudged liable as described in subsection 8.2(d) above (in which case any court-ordered indemnification need not be limited to reasonable expenses incurred by the indemnitee but may include expenses, penalties, fines, judgments, amounts paid in settlement and any other amounts ordered by the court to be indemnified, and, whether or not so ordered, the Corporation shall pay the applicant's reasonable expenses incurred to obtain court-ordered indemnification); or

                 (iii) In the case of advances for expenses, the applicant is entitled pursuant to this Restated Certificate of Incorporation, Amended and Restated Bylaws or applicable resolution or agreement to payment for or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding (in which case the Corporation shall pay the applicant's reasonable expenses incurred to obtain court-ordered advancement of expenses); or

                  (iv)  The applicant is otherwise entitled to
                        enforcement of his rights hereunder (in which case the Corporation shall pay the indemnitee's reasonable expenses incurred to obtain such enforcement).

                   Section 8.6 Indemnification of Employees and Agents. The Corporation may, subject to authorization in the specific case, indemnify and advance expenses under this Article to an employee or agent of the Corporation who is not a director or officer, to the same extent as to a director or officer or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors.

                   Section 8.7 Liability Insurance. The Corporation may purchase and maintain insurance on behalf of a director or officer or an individual who is or was an employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 8.2, Section 8.3 or Section 8.4 above.

                   Section 8.8 Witness Fees. Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in this proceeding.

                   Section 8.9  Report to Stockholders.  If the
         Corporation indemnities or advances expenses to a director or officer in connection with a proceeding by or in the right of the Corporation, to the extent required by law the Corporation shall report the indemnification or advance, in writing, to the stockholders with or before the notice of the next stockholders' meeting.

                   Section 8.10  Security for Indemnification
         Obligations. The Corporation may at any time and in any manner, at the discretion of the Board of Directors, secure the Corporation's obligations to indemnify or advance expenses to a person pursuant to this Article.

                   Section 8.11 No Duplication of Payments. The Corporation shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

                   Section 8.12 Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

                   Section 8.13  Contract Rights.  The right to
         indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of this Restated Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his capacity as such) the right to consent or object to any subsequent amendment of this Restated Certificate of Incorporation.

                   Section 8.14  Specific Performance.  In any
         proceeding brought by or on behalf of an officer or director to specifically enforce the provisions of this Article, the Corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the Corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists. The provisions of this
         Section 8.14, however, shall not prevent the officer or director from seeking a remedy at law in connection with any breach of the provisions of this Article.

                   Section 8.15 Non-exclusivity, Etc. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he may have under contract or the General Corporation Law of the State of Delaware or otherwise.

                   Section 8.16 Amendments. It is the intent of the Corporation to indemnify and advance expenses to its directors and officers to the full extent permitted by the Delaware General Corporation Law, as amended from time to time. To the extent that the Delaware General Corporation Law is hereafter amended to permit a Delaware business corporation to provide to its directors greater rights to indemnification or advancement of expenses than those specifically set forth hereinabove, this Article shall be construed to require such greater indemnification or more liberal advancement of expenses to the Corporation's directors and officers, in each case consistent with the Delaware General Corporation Law as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

                   Section 8.17 Severability. To the extent that the provisions of this Article are held to be inconsistent with the provisions of Section 145 of the Delaware General Corporation Law (including subsection (f) thereof), such provisions of such statute shall govern. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.